UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 1, 2008	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

SILVER RESERVE CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1135 Terminal Way; Suite 207B Reno, Nevada 89502
(Address of Principal Executive Offices) (Zip Code)

1-866-448-1073

(Registrant’s telephone number, including area code)

Item 3.02 Unregistered Sales of Equity Securities

Silver Reserve Corp. (the “Company”) completed a private placement of 2,440,000 Units on August 1, 2008. Each “Unit” consists of one share of the Company’s common stock (a “Share”) and one half-Share purchase warrant. Each full purchase warrant (two half-Share purchase warrants together) entitles the holder to purchase one Share at an exercise price of $0.75 per Share on or before September 1, 2010. The private placement was conducted entirely outside the United States pursuant to an exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S. All of the investors were non-U.S. Persons. The Company will pay a commission of $17,500.00 and issue 35,000 broker warrants (having the same terms as the Share purchase warrants) in connection with the private placement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER RESERVE CORP.

August 1, 2008	By: /s/ Janet Shuttleworth
	Name:	Ms. Janet Shuttleworth
	Title:	Treasurer